                                   EXHIBIT 24
                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan, Lee C. Steele, and Jeffrey Bernfeld, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to the Form S-8 Registration Statement to which this instrument is attached and to file such amendments, including post-effective amendments, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Name                          Capacity                     Date
----                          --------                     ----
/s/Ralph S. Sheridan          President and Director       May 27, 1997
--------------------          (Principal Executive
Ralph S. Sheridan              Officer)

/s/Lee C. Steele              Vice President and           May 27, 1997
--------------------          Treasurer (Principal
Lee C. Steele                 Financial Officer)

/s/Herman Feshbach            Director                     May 27, 1997
--------------------
Herman Feshbach

/s/Al Gladen                  Director                     May 27, 1997
--------------------
Al Gladen

/s/Hamilton W. Helmer         Director                     May 27, 1997
--------------------
Hamilton W. Helmer

                              Director                     May 27, 1997
--------------------
Donald J. McCarren

/s/William E. Odom            Director                     May 27, 1997
--------------------
William E. Odom